Exhibit 99.1

Castellum, Inc. and Tradewinds Networks, Inc. Announce Execution of Reseller Agreement

VIENNA, Va., Aug. 19, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (the “Company” and “Castellum”) and Tradewinds Networks, Inc. (“TNI”) are pleased to jointly announce that the Company’s newly formed product subsidiary, Castellum Advanced Technology Products, Inc. has entered into a reseller agreement (the “Reseller Agreement”) with TNI to resell their products to Castellum's clients. Castellum will focus on reselling TNI’s GuardTower AI products for intelligent cybersecurity management and support.

“We are proud to partner with TNI and their GuardTower product to bring our customers the superior protection they deserve, powered by their innovative AI-driven cybersecurity solutions, including advanced AI with hardware-based solutions to mimic vulnerabilities,” said Drew Merriman, Chief Operating Officer of Castellum. “This partnership is exactly why we created Castellum Advanced Technology Products, Inc., to work with industry leaders like TNI and deliver advanced capabilities that help our customers stay ahead of evolving threats and operate with confidence.”

“Our alliance with Castellum brings together GuardTower’s proactive, AI-driven cyber defense and its proven expertise in safeguarding mission-critical national security, military, and commercial systems. By uniting AI-driven threat detection, data intelligence, and resilient edge protection, we are delivering unmatched visibility and control — fortifying vital infrastructure against tomorrow’s threats before they can take hold,” said John Santoyo, CEO, Tradewinds Networks, Inc.

Tradewinds Networks, Inc.

Tradewinds Networks, Inc. (TNI) is a leading provider of innovative networking and cybersecurity solutions. With a focus on value creation and data protection, TNI builds sustainable networks based on Owner-Hosted and City-Hosted business models, and Enhanced Data Protection (GuardTower). The company's vertically integrated approach ensures control over the entire supply chain, delivering reliable and secure solutions to clients - www.tradewindsnetworks.com/.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, including opportunities arising from its contracts, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/9b1e5051-28bd-4fba-a2d2-9d3e620fe45a